Exhibit 99.1

JOINT FILER INFORMATION

This Statement on Form 4 is filed by Insight Venture Partners IV, L.P., Insight Venture Partners IV (Co-Investors), L.P., Insight Venture Partners IV (Fund B), L.P., Insight Venture Partners (Cayman) IV, L.P., Insight Venture Associates IV, L.L.C. and Insight Holdings Group, L.L.C.

The principal business address of each of the Reporting Persons is 680 Fifth Avenue, New York, NY 10019.

Name of Designated Filer:  Insight Venture Partners IV, L.P.
Date of Event Requiring Statement:  December 14, 2009
Issuer Name and Ticker or Trading Symbol: Medidata Solutions, Inc. (“MDSO”)

INSIGHT VENTURE PARTNERS IV, L.P.

By:           INSIGHT VENTURE ASSOCIATES IV, L.L.C.
Its General Partner

By:           INSIGHT HOLDINGS GROUP, L.L.C.
Its Managing Member

By:           /s/ Jeffrey Horing
Name: Jeffrey Horing
Title: Managing Member

INSIGHT VENTURE PARTNERS IV (CO-INVESTORS), L.P.

By:           INSIGHT VENTURE ASSOCIATES IV, L.L.C.
Its General Partner

By:           INSIGHT HOLDINGS GROUP, L.L.C.
Its Managing Member

By:           /s/ Jeffrey Horing
Name: Jeffrey Horing
Title: Managing Member

INSIGHT VENTURE PARTNERS IV (FUND B), L.P.

By:           INSIGHT VENTURE ASSOCIATES IV, L.L.C.
Its General Partner

By:           INSIGHT HOLDINGS GROUP, L.L.C.
Its Managing Member

By:           /s/ Jeffrey Horing
Name: Jeffrey Horing
Title: Managing Member

INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P.

By:           INSIGHT VENTURE ASSOCIATES IV, L.L.C.
Its General Partner

By:           INSIGHT HOLDINGS GROUP, L.L.C.
Its Managing Member

By:           /s/ Jeffrey Horing
Name: Jeffrey Horing
Title: Managing Member

INSIGHT VENTURE ASSOCIATES IV, L.L.C.

By:           INSIGHT HOLDINGS GROUP, L.L.C.

By:           /s/ Jeffrey Horing
Name: Jeffrey Horing
Title: Managing Member

INSIGHT HOLDINGS GROUP, L.L.C.

By:           /s/ Jeffrey Horing
Name: Jeffrey Horing
Title: Managing Member